Exhibit 10.2

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into as of December 21, 2022 (the “Execution Date”), by and between ProQR Therapeutics N.V., a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands (“ProQR”), and Eli Lilly and Company, a corporation organized and existing under the laws of Indiana, with its principal business office located at Lilly Corporate Center, Indianapolis, Indiana 46285, U.S.A. (“Lilly”). ProQR and Lilly are each hereafter referred to individually as a “Party” and together as the “Parties.” The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1 attached hereto or the Amended and Restated Collaboration Agreement.

RECITALS

Whereas, the Parties entered into that certain Research and Collaboration Agreement of dated September 3, 2021 (the “Collaboration Agreement”);

Whereas, in connection with the Collaboration Agreement, the Parties entered into that certain Share Purchase Agreement dated September 3, 2021 (the “Prior Agreement”);

Whereas, the Parties are amending and restating the Collaboration Agreement (the “Amended and Restated Collaboration Agreement”) on December 21, 2022;

Whereas, pursuant to the Amended and Restated Collaboration Agreement and subject to the terms and the conditions set forth in this Agreement, ProQR desires to issue and sell to Lilly, and Lilly desires to purchase from ProQR, ProQR’s ordinary shares, nominal value € 0.04 per share (“Ordinary Shares”); and

Whereas, the Parties agree that this Agreement is not intended to replace or terminate the Prior Agreement, which remains in full force and effect in accordance with its terms.

Now, Therefore, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1

SALE AND PURCHASE OF SHARES

1.1            Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing, ProQR will issue and sell to Lilly, and Lilly will purchase from ProQR, 9,381,586 Ordinary Shares (the “Shares”) for an aggregate purchase price of $15,000,000.29 (the “Purchase Price”).

1.2            Payment. At the Closing, Lilly will pay the Purchase Price by wire transfer or electronic funds transfer of immediately available funds to an account designated by ProQR, which account ProQR shall designate to Lilly no less than four (4) Business Days prior to the Closing Date (or on such later date as may be permitted by Lilly). ProQR consents to payment of the Purchase Price in United States dollars.

1.3            Closing. (a) The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the second (2nd) Business Day after the satisfaction or waiver of the conditions to Closing set forth in Article 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at 10:00 a.m. Eastern Time, remotely via the exchange of documents and signatures, or at such other time, date and location as the Parties may agree orally or in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

(b)            ProQR shall instruct its transfer agent at the Closing to register the Shares in book-entry in the name of Lilly, and ProQR shall cause its transfer agent to deliver written confirmation of the book-entry delivery of the Shares to Lilly. ProQR will also deliver to Lilly at the Closing a certificate in form and substance reasonably satisfactory to Lilly and duly executed on behalf of ProQR by an authorized officer of ProQR, certifying that the conditions to the Closing set forth in Section 5.3 of this Agreement have been satisfied;

(c)            At Closing, Lilly shall deliver to ProQR a certificate in form and substance reasonably satisfactory to ProQR and duly executed on behalf of Lilly by an authorized officer of Lilly, certifying that the conditions to Closing set forth in Section 5.2 of this Agreement have been satisfied; and

(d)            At the Closing, subject to receipt by ProQR of the Purchase Price from Lilly as contemplated by Section 1.2, ProQR shall deliver or cause to be delivered to Lilly a true and correct copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares to Lilly on an expedited basis and record the Shares in the register of the Transfer Agent in book entry form.

Article 2

REPRESENTATIONS AND WARRANTIES OF PROQR

Except as otherwise specifically contemplated by this Agreement, ProQR hereby represents and warrants as of the Execution Date and the Closing Date to Lilly that:

2.1            Private Placement. Subject to the accuracy of the representations and warranties made by Lilly in Article 3, the Shares will be issued and sold to Lilly in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States.

2.2            Organization and Qualification. ProQR is an entity duly incorporated and validly existing as a public company with limited liability (naamloze vennootschap) under the laws of The Netherlands, with the requisite corporate power and authority to own or lease and use its properties and assets, to execute and deliver the Transaction Documents, to carry out the provisions of the Transaction Documents and to issue and sell the Shares. True and correct copies of ProQR’s Amended Articles of Association (the “Organizational Documents”), as amended and in effect on the Effective Date, are filed or incorporated by reference as exhibits to the SEC Documents (defined below).

2.3            Authorization. ProQR has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of ProQR, its officers, directors or shareholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of ProQR hereunder or thereunder, and (iii) the sale, issuance and delivery of the Shares. Each of the Transaction Documents, upon execution and delivery by ProQR, assuming due authorization, execution and delivery by Lilly, constitute valid and binding obligations of ProQR, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

2.4            Issuance of Shares. When issued, the Shares will be duly and validly issued and, when paid for in accordance with this Agreement, will be fully paid and non-assessable, and, when delivered to Lilly at the Closing, shall be free and clear of all encumbrances and restrictions including, but not limited to, liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal, purchase options, call options, subscription rights or other similar rights of shareholders of ProQR, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Assuming the accuracy of the representations and warranties of Lilly in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws of Indiana, the state in which Lilly’s principal place of business is located. No stop order or suspension of trading of the Ordinary Shares has been imposed by Nasdaq or the SEC and remains in effect.

2.5            SEC Documents, Financial Statements. (a) ProQR has (i) timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the United States Securities and Exchange Commission (the “SEC”) since January 1, 2020, pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, collectively, the “SEC Documents”) and (ii) delivered or made available (by filing on the SEC’s electronic data gathering and retrieval system (EDGAR)) to Lilly complete copies of the SEC Documents, including, but not limited to, its Annual Report on Form 20-F for the year ended December 31, 2021 (the “Form 20-F”). As of its date, or if amended, as of the date of the last such amendment, each SEC Document complied in all material respects with the requirements of the Exchange Act applicable to such SEC Documents, and, as of its date, or if amended, as of the date of the last such amendment, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)            (i) As of the respective dates and for the respective periods indicated, the audited consolidated financial statements (including the notes thereto) of ProQR included in the Form 20-F comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in accordance with IFRS, the consolidated financial position of ProQR as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(ii)            As of the respective dates and for the respective periods indicated, the unaudited consolidated financial statements (including the notes thereto) of ProQR included in the Form 6-K filed on November 9, 2022 with the SEC comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in accordance with IFRS, the consolidated financial position of ProQR as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(c)            The Ordinary Shares are listed on Nasdaq and registered pursuant to Section 12(b) of the Exchange Act, and ProQR has taken no action designed to or reasonably likely to have the effect of terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from Nasdaq. As of the Execution Date, ProQR has not received any written notification that, and has no Knowledge that, the SEC or Nasdaq is contemplating terminating such registration or listing. ProQR is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Ordinary Shares thereon.

2.6            Internal Controls; Disclosure Controls and Procedures. ProQR has established and maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. ProQR has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that (a) are required in order for the principal executive officer and principal financial officer of ProQR to engage in the review and evaluation process mandated by the Exchange Act, (b) have been evaluated by management of ProQR for effectiveness as of December 31, 2020 and (c) are, to the Knowledge of ProQR, effective at a reasonable assurance level. To the Knowledge of ProQR, as of the Execution Date, ProQR is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of ProQR has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by ProQR with the SEC. From January 1, 2020 through the Execution Date, to the Knowledge of ProQR, there have been no (a) significant deficiencies or material weaknesses in ProQR’s internal control over financial reporting (whether or not remediated), (b) change in ProQR’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, ProQR’s internal control over financial reporting and (c) fraud that involves management or other employees who have a significant role in ProQR’s internal control over financial reporting.

2.7            Capitalization and Voting Rights.

(a)            The authorized share capital of the Company amounting to €13,600,000 consists of 170,000,000 Ordinary Shares and 170,000,000 preference shares with a par value of € 0.04 per share. There are 74,865,381 issued Ordinary Shares of which 71,434,624 are outstanding and no preference shares have been issued or are outstanding. All of the issued and outstanding Ordinary Shares (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable and (C) were issued in material compliance with applicable federal and state securities laws and not in violation of any preemptive rights.

(b)            All of the issued and outstanding Ordinary Shares are entitled to one (1) vote per share.

(c)            Except as disclosed in the SEC Documents, there are no (i) outstanding equity securities, options, warrants, rights (including conversion or preemptive rights, rights of first refusal, rights of first purchase, purchase options, call options or subscription rights) or other agreements pursuant to which ProQR is or may become obligated to issue or sell, any of its share capital or any other securities of ProQR other than equity securities that may have been granted pursuant to its share incentive plans, which plans are described in the SEC Documents, (ii) restrictions on the transfer of share capital of ProQR other than pursuant to federal or state securities laws or as set forth in this Agreement or (iii) obligation (contingent or otherwise) on the part of ProQR to repurchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

(d)            Except as disclosed in the SEC Documents, ProQR is not a party to or subject to any agreement or understanding relating to the voting of the share capital of ProQR or the giving of written consents by a shareholder or director of ProQR or relating to the registration of the share capital of ProQR under the Securities Act.

(e)            Except as disclosed in the SEC Documents, ProQR does not have outstanding any shareholder rights plans or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in ProQR upon the occurrence of certain events.

2.8            No Conflicts; Government Consents and Permits. (a) The execution, delivery and performance of the Transaction Documents by ProQR and the consummation by ProQR of the transactions contemplated thereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of ProQR’s Organizational Documents, (ii) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in this Agreement, (iii) materially violate or conflict with, or result in a material breach, default, modification, acceleration of payment or termination under of any provision of, or constitute a default under, any Material Contract, or (iv) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to ProQR as of the Execution Date.

(b)            ProQR is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) any post-Closing filings required to be made under federal or state “blue sky” or securities laws or (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

2.9            Litigation. Other than as set forth in the SEC Documents, there is no material action, suit, proceeding or investigation pending (of which ProQR has received written notice or otherwise has Knowledge) or, to ProQR’s Knowledge, threatened, against ProQR or which ProQR intends to initiate.

2.10            Licenses and Other Rights; Compliance with Laws. Each of ProQR and its subsidiaries possesses such valid and current certificates, authorizations or permits required by state, federal, provincial or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the SEC Documents, except where the failure to so possess would not reasonably be expected to be materially adverse to ProQR and its subsidiaries, taken as a whole (“Permits”). Each of ProQR and its subsidiaries is not in violation of, or in default under, any of the Permits, except for such violations or defaults that would not reasonably be expected to be materially adverse to ProQR and its subsidiaries, taken as a whole. Neither ProQR nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permits, which if the subject of an unfavorable decision, ruling, or finding would reasonably be expected to be materially adverse to ProQR and its subsidiaries, taken as a whole.

2.11            Intellectual Property. The representations and warranties of ProQR contained in Section 10.2 of the Amended and Restated Collaboration Agreement are, subject to the exceptions and qualifications contained therein and disclosures related thereto, true, correct and complete.

2.12            Taxes and Tax Returns. Each of ProQR and each of its subsidiaries has timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it; all such Tax Returns were correct and complete in all material respects; and each of ProQR and each of its subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Authority all material Taxes that have been required to be paid by it; except, in each case, with respect to matters contested (or that could be contested) in good faith or for which adequate reserves have been established in accordance with the requirements of IFRS, if any. There are no disputes pending or, to the Knowledge of ProQR, claims asserted in writing in respect of Taxes of ProQR or any of its subsidiaries for which reserves that are required to be established under IFRS have not been established.

2.13            Absence of Certain Changes. Since December 31, 2021 through the Execution Date, except as set forth in the SEC Documents or as contemplated by this Agreement or the Amended and Restated Collaboration Agreement, there has not been:

(a)            Any change, development, occurrence or event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ProQR;

(b)            any declaration, setting aside or payment of any dividends, or authorization or making of any distribution upon or with respect to any class or series of ProQR’s share capital, (ii) sale, exchange or other disposition of any material assets or rights outside the ordinary course of business of ProQR or its subsidiaries, or (iii) repurchase, redemption or other acquisition of any outstanding share capital of ProQR;

(c)            any admission by ProQR in writing of its inability to pay its debts generally as they become due, filing or consent to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consent to the appointment of a receiver for itself or for the whole or any substantial part of its property, or any petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction;

(d)            any material Tax election made or changed, any audit settled or any amended Tax Returns filed of ProQR;

(e)            any material damage, destruction or loss (whether or not covered by insurance) involving any material asset or right of ProQR and its subsidiaries;

(f)            any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of ProQR or any of its subsidiaries to any Person, in each case, other than in the ordinary course of business;

(g)            any material obligation or liability incurred, or any material loans or advances made, by ProQR or any of its subsidiaries to any of its or their other Affiliates, other than in the ordinary course of business;

(h)            any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business by ProQR or any of its subsidiaries;

(i)            any material waiver of any material rights or claims of ProQR or any of its subsidiaries;

(j)            any material lien upon, or adversely affecting, any material property or other material assets of ProQR or any of its subsidiaries; or

(k)            any Contract entered into by ProQR or any of its subsidiaries to do any of the foregoing.

2.14            No Undisclosed Material Liabilities. ProQR and its subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (a) reflected or reserved against on the most recent consolidated balance sheet of ProQR included in the SEC Documents or the notes thereto, (b) incurred since the latest date of such balance sheet in the ordinary course of business or (c) that are not material to ProQR.

2.15            Material Contracts. Each Material Contract is included as an exhibit in the SEC Documents. Each Material Contract is the legal, valid and binding obligation of ProQR, enforceable against ProQR in accordance with its terms, and, to the Knowledge of ProQR, is the legal, valid and binding obligation of the other party thereto, enforceable against each other party thereto in accordance with its terms, except in each case to the extent that (a) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (b) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof. ProQR is not in material breach, violation or default under any such Material Contract or, to ProQR’s Knowledge, is any other Person counterparty to such Material Contract. ProQR has not been notified in writing that any Third Party to any Material Contract has indicated that such Third Party intends to cancel, terminate or not renew any Material Contract.

2.16            Brokers’ or Finders’ Fees. No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other similar fee or commission from ProQR in connection with the transactions contemplated by this Agreement or the Amended and Restated Collaboration Agreement.

2.17            Not an Investment Company. ProQR is not, and solely after receipt of the Purchase Price, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18            No Integration. Assuming the accuracy of the representations and warranties of Lilly, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws of Indiana, the state in which Lilly’s principal place of business is located. Neither ProQR nor any of its Affiliates or any Person or agent on its or their behalf has engaged in any form of general solicitation or general advertising with respect to the Shares nor have any of such Person or agent sold, offered for sale, solicited offers to sell or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to (a) bring the sale of such Shares by ProQR within the registration requirements of the Securities Act or the securities laws of the Netherlands or (b) cause this offering of Shares to be integrated with any prior offering of securities of ProQR for purposes of the Securities Act or any applicable shareholder approval provision of Nasdaq, nor will ProQR take any actions or steps that would cause the offering or issuance of the Shares to be integrated with other offerings.

2.19            Foreign Corrupt Practices Act. Neither ProQR nor any of its subsidiaries nor, to ProQR’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of ProQR or any of its subsidiaries has, in the course of its actions for, or on behalf of, ProQR or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA or, to ProQR’s Knowledge, any applicable non-U.S. anti-bribery statute or regulation; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee. ProQR and its subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

2.20            Money Laundering Laws. The operations of ProQR and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to ProQR’s Knowledge, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

2.21            OFAC. Neither ProQR nor any of its subsidiaries nor, to ProQR’s Knowledge, any director, officer, agent, employee or Person acting on behalf of ProQR or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and ProQR will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by ProQR or any of its subsidiaries of U.S. sanctions administered by OFAC.

2.22            Preclinical and Clinical Data and Regulatory Compliance. Except as set forth in the SEC Documents (excluding any forward-looking disclosures set forth in any “risk factors” section or “forward-looking statements” section thereof), as of the Execution Date, the preclinical tests and clinical trials (collectively, “Studies”) that are described in, or the results of which are referred to in, the SEC Documents were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to ProQR. Except as set forth in the SEC Documents, as of the Execution Date, neither ProQR nor any of its subsidiaries has received any written notice of, or correspondence from, any Regulatory Authority (as defined below) or institutional review board requiring the termination, suspension or material modification of any Studies that are described or referred to in the SEC Documents and ProQR and each such subsidiary have operated and currently are in compliance in all material respects with applicable laws, rules, regulations and policies of the federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biological products such as those being developed by ProQR (collectively, “Regulatory Authorities”), including current Good Laboratory Practices and current Good Clinical Practices, except in each case as would not, individually or in the aggregate, reasonably be expected to be materially adverse to ProQR and such subsidiaries, taken as a whole.

2.23            Regulatory Permits. Except as set forth in the SEC Documents, (a) ProQR and each of its subsidiaries have such material permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Regulatory Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of ProQR as currently conducted and as described in the SEC Documents, including, without limitation, any Investigational New Drug Application as required by the United States Food and Drug Administration (“FDA”) or authorizations issued by Regulatory Authorities; (b) ProQR and each such subsidiary are in compliance in all material respects with the requirements of the Regulatory Permits, and all of the Regulatory Permits are valid and in full force and effect, in each case in all material respects; (c) ProQR has not received any notice of proceedings relating to the revocation, termination, modification or impairment of any of the Regulatory Permits; (d) neither ProQR nor any such subsidiary has failed to file with the FDA or any other Regulatory Authority any material required application, submission, report, document, notice, supplement or amendment, and all such filings were in material compliance with applicable laws when filed and have been supplemented as necessary to remain in material compliance with applicable laws; and (e) no material deficiencies have been asserted by the FDA or any other Regulatory Authority with respect to any such filings; except, in each case ((a)-(e)), as would not, individually or in the aggregate, reasonably be expected to be material to ProQR.

2.24            Related-Party Transactions. The SEC Documents disclose all transactions between ProQR and any related parties as required to be disclosed in the Form 20-F.

2.25            Subsidiaries. All of the issued and outstanding share capital of each Person, of which ProQR owns a majority of its outstanding voting equity securities are, where applicable, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. Other than the Persons listed on Exhibit 8.1 to the Form 20-F, ProQR does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Except as disclosed in the SEC Documents, ProQR is not a participant in any material joint venture, partnership or similar arrangement.

Article 3

REPRESENTATIONS AND WARRANTIES OF LILLY

Except as otherwise specifically contemplated by this Agreement, Lilly hereby represents and warrants as of the Execution Date and Closing Date to ProQR that:

3.1            Authorization; Enforcement. Lilly is a corporation duly organized, validly existing and in good standing under the laws of Indiana. Lilly has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Lilly has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of Lilly, enforceable against Lilly in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

3.2            No Conflicts; Government Consents. (a) The execution, delivery and performance of this Agreement by Lilly and the consummation by Lilly of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Lilly’s amended articles of incorporation or amended bylaws, (ii) materially violate or conflict with, or result in a material breach of any provision of, or constitute a default under, any agreement, indenture or instrument to which Lilly is a party, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Lilly.

(b)            Lilly is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof.

3.3            Investment Purpose; Investment Experience. Lilly is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of the Shares. Lilly will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Sections 4.2 and 4.3 of this Agreement. Lilly is an “accredited investor” (as defined in Regulation D under the Securities Act). Lilly has conducted its own due diligence on ProQR to its satisfaction and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder.

3.4            Reliance on Exemptions. Lilly has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) under the Securities Act and did not learn of the investment in the Shares as a result of any general solicitation or advertising. Except for the Ordinary Shares acquired pursuant to the Prior Agreement, as of the Execution Date and immediately prior to the Closing, neither Lilly nor any of its controlled Affiliates beneficially owns, or will beneficially own any securities of ProQR. Lilly understands that ProQR intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that ProQR is relying upon the truth and accuracy of, and Lilly’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lilly set forth herein (including in this Section 3.4) in order to determine the availability of such exemptions and the eligibility of Lilly to acquire the Shares. For the avoidance of doubt, the representation and warranty set forth in the second sentence of this Section 3.4 shall be deemed not to apply to (i) investment funds or (ii) pension or other employee benefit plan administrator for any pension or other employee benefit plan for Lilly’s or its Affiliates’ employees that, in the case of (i) and (ii) are not directed by Lilly, are conducted without the intent or objective of effecting a change of control of ProQR or otherwise influencing the management or policy of ProQR.

3.5            Governmental Review. Lilly understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

Article 4

COVENANTS AND AGREEMENTS

4.1            Market Listing. From the Execution Date through the Closing, ProQR shall use best efforts to (i) maintain the listing and trading of the Ordinary Shares on Nasdaq and (ii) effect the listing of the Shares on Nasdaq.

4.2            Transfer or Resale. Lilly understands that:

(a)            the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, Lilly may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) Lilly has delivered to ProQR an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144 (provided, that Lilly provides ProQR with reasonable assurances (including in the form of seller and broker representation letters) that the Shares may be sold pursuant to such rule).

(b)            any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act.

(c)            For as long as Lilly or any of its Affiliates beneficially owns any Shares, to the extent it shall be required to do so under the Exchange Act, ProQR shall use reasonably best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall use reasonable efforts to take such further necessary action as Lilly may reasonably request in connection with the removal of any restrictive legend on the Shares being sold, all to the extent required from time to time to enable Lilly to sell the Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

4.3            Legends. Lilly understands that the Shares will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO PROQR THERAPEUTICS N.V.) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

If such Shares are transferred pursuant to Section 4.2 of this Agreement, Lilly may request that ProQR remove, and if so requested, ProQR shall agree to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities law, within two (2) Business Days of any such request; provided, however, each Party will be responsible for any fees it incurs in connection with such request and removal.

4.4            Registration Rights. ProQR hereby provides Lilly with the registration rights set forth on Appendix 2 attached hereto, which is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

4.5            Information Rights.

(a)            The rights and obligations set forth in Section 4.5 of the Prior Agreement shall continue in effect in accordance with the Prior Agreement, with the Shares to be purchased hereunder to be taken into consideration in determining whether Lilly meets the ownership threshold set forth in such Section 4.5.

(b)            Until Lilly no longer holds Shares representing beneficial ownership of at least five percent (5%) of the outstanding Ordinary Shares, ProQR shall provide to Lilly:

(i)            as soon as practicable, but in any event within 120 days after the end of each fiscal year of ProQR (A) a balance sheet as of the end of such year, (B) statements of income and of cash flows for such year, and (C) a statement of shareholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of internationally recognized standing selected by ProQR;

(ii)            as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of ProQR, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP or IFRS as applicable (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP or IFRS); and

(iii)            within sixty (60) days after the end of each fiscal year, (A) unaudited financial statements of ProQR that contain the financial information necessary in order for Lilly to prepare and file IRS Form 5471 with respect to ProQR, (B) a “PFIC Annual Information Statement” for the prior fiscal year containing the information required under Treasury Regulation 1.1295-1(g)(1), and (C) such other information reasonably requested in writing as is reasonably necessary to allow Lilly to complete its respective tax filings in the United States.

4.6            Right to Conduct Activities. ProQR hereby agrees and acknowledges that Lilly is a public company with numerous business lines (the “Existing Lilly Business”) and an active investment and acquisition program. ProQR hereby agrees that none of Lilly or any of its Affiliates (together, the “Lilly Group”) shall be liable to ProQR or any of its Affiliates for any claim arising out of, or based upon, (a) the investment by the Lilly Group in any entity competitive with ProQR, (b) actions taken by any partner, officer or other representative of the Lilly Group to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on ProQR, or (c) with respect to the Lilly Group, the Lilly Group engaging in Existing Lilly Business; provided, however, that the foregoing shall not limit any of Lilly’s or any of its Affiliates’ obligations under this Agreement or the Amended and Restated Collaboration Agreement or otherwise relieve Lilly or any Affiliate of Lilly from liability associated with the breach by Lilly of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or the Amended and Restated Collaboration Agreement, including (for the avoidance of doubt) Lilly’s obligations of confidentiality and non-use under this Agreement and the Amended and Restated Collaboration Agreement.

4.7            Securities Law Disclosure; Publicity. No public release, public disclosure or announcement concerning the transactions contemplated hereby shall be made by either Party without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided for in the Amended and Restated Collaboration Agreement.

4.8            Use of Proceeds. The proceeds to be received by ProQR at the Closing shall be used for general corporate purposes at the direction of the Board.

4.9            Participation in Future Financings. For so long as Lilly holds at least ten percent (10%) of ProQR’s outstanding Ordinary Shares, ProQR will use its commercially reasonable efforts to allow Lilly to participate (pro rata with its percentage ownership of the outstanding Ordinary Shares) in public offerings or private placements of its Ordinary Shares to financial, non-strategic institutional investors primarily for capital raising purposes, subject to any limitations (a) imposed by ProQR’s underwriters or investment bankers or (b) arising under securities or other applicable laws, including, for the avoidance of doubt, the laws of the Netherlands. ProQR may undertake such commercially reasonable efforts by notifying Lilly of the proposed financing transaction or instructing its underwriters, investment bankers or other financial advisors (as applicable) to do so. If such participation is in the form of a public offering, Lilly understands and acknowledges that ProQR and/or its underwriters or investment bankers may utilize customary “wall-cross” procedures to notify Lilly of such opportunity to participate in such offering, or alternatively notify Lilly after initiation of such offering has been publicly disclosed. If such offering is in the form of a private placement, ProQR may notify Lilly prior to the public disclosure of such private placement utilizing customary “wall-cross” procedures of such opportunity to participate in such private placement. Notwithstanding the foregoing, in the event, despite ProQR’s commercially reasonable efforts, such as in the event Lilly declines to receive such information on a “wall-cross” basis, and Lilly is not provided the opportunity to participate in private placements referenced in this Section 4.9, ProQR will arrange, as promptly as possible thereafter, to permit Lilly to participate in a separate and subsequent private placement on substantially the same terms. Notwithstanding the foregoing, the opportunity for Lilly to participate in the financings described in this Section 4.9 shall not apply to (i) “at-the-market” offerings as defined in Rule 415(a)(4) promulgated under the Securities Act; (ii) commercial debt in the form of customary credit facilities, convertible debt, venture debt or similar transactions, provided that such transactions are primarily structured and issued as debt instruments (regardless of whether such transactions include equity or equity-linked features such as warrants or units to purchase Ordinary Shares or other instruments exercisable for or convertible into Ordinary Shares); and provided, further, the exception in this clause (ii) shall not apply to public offerings of debt conducted by ProQR, for which offerings ProQR may utilize the procedures described in the second and third sentences of this Section 4.9 above to invite Lilly’s participation on the same terms and conditions as the other purchasers in such public debt offerings; or (iii) strategic partnerships, joint ventures, licenses, collaborations or similar transactions.

4.10            Lockup. During the period commencing on the Closing Date and until the earlier of (a) the date that is six (6) months after the Closing Date and (b) the date that the Amended and Restated Collaboration Agreement is terminated as provided in Article 13 thereof (collectively, the “Lockup Period”), without the prior approval of ProQR, Lilly shall not Dispose of (x) any of the Shares, together with any Ordinary Shares issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Ordinary Shares issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Ordinary Shares described in clause (x) of this sentence (collectively, “Lockup Shares”); provided, however, that the foregoing shall not prohibit (a) Lilly from transferring any Lockup Shares to (i) a Permitted Transferee (provided, that the Permitted Transferee agrees to be bound in writing by the restrictions set forth herein), or (ii) to ProQR; (b) the Disposition of Lockup Shares with the prior written consent of ProQR; and (c) the Disposition of Lockup Shares pursuant to a Third Party Tender/Exchange Offer, and any Disposition effected pursuant to any business combination, merger, consolidation or similar transaction consummated by ProQR; provided, further, that, in the event ProQR enters into any definitive agreement with a Third Party during the Lock-Up Period contemplating (x) a Third Party Tender/Exchange Offer or (y) a business combination, merger, consolidation or similar transaction to which ProQR is a constituent corporation, then the restrictions on the Lock-Up Shares automatically shall be terminated and of no further force or effect.

4.11            Notice on Sale. Prior to the proposed sale of any Shares by Lilly in open market transactions that exceed 20% of the daily average trading volume of the Ordinary Shares over the 30 trading days immediately preceding such sale, Lilly agrees to use commercially reasonable efforts to notify ProQR of such proposed sale.

4.12            Standstill Provisions.

(a)            For the period of time commencing on the date hereof and ending on the six-month anniversary of the Closing Date, Lilly will not, directly or indirectly, except as expressly approved or invited by ProQR in writing:

(i)            acquire any securities of ProQR such that, following any such acquisition, Lilly would be the beneficial owner (as determined pursuant to Rule 13d-3 of the Exchange Act) of more than 20% of the voting power of the capital stock of ProQR then outstanding;

(ii)            propose to ProQR or to the ProQR securityholders any merger or other transaction that would constitute a Change of Control;

(iii)            publicly support or endorse a Third Party Tender / Exchange Offer to purchase securities of ProQR that represent a majority of the voting power of the capital stock of ProQR then outstanding; or

(iv)            submit matters to, or request the convening of, a general meeting of shareholders of ProQR.

(b)            Notwithstanding the provisions set forth in Section 4.12(a) (the “Standstill Provisions”):

(i)            If at any time (w) a Third Party enters into a definitive agreement with ProQR providing for a Change of Control, (x) a Third Party commences a Third Party Tender / Exchange Offer that, if consummated, would result in a Change of Control, (y) ProQR publicly announces its support of, or intention to enter into, a Change of Control transaction with a Third Party, or (z) ProQR engages a financial advisor for the purpose of soliciting indications of interest or proposals regarding a Change of Control transaction and Lilly is not requested to participate in such process, then, in each case, the Standstill Provisions shall automatically be terminated and of no force or effect.

(ii)            The Standstill Provisions do not preclude Lilly from:

(A)            making confidential offers or proposals to ProQR’s Chief Executive Officer or Board; or

(B)            (i) entering into a negotiated business arrangement with ProQR as contemplated by this Agreement; or (ii) otherwise acquiring (or privately proposing the acquisition thereof via a Lilly business development professional employee or other employees related thereto) assets of ProQR in the ordinary course of business via license, collaborative arrangement or otherwise (an “Ordinary Course Transaction”) provided that in no event shall assets involved in such Ordinary Course Transaction represent a material portion of the assets of ProQR or any of its Affiliates or require public disclosure thereof (other than if a definitive agreement for such transaction is entered into between Lilly and ProQR and disclosure thereof is required by law).

(iii)            For the avoidance of doubt, nothing contained in the Standstill Provisions shall be deemed to prevent any (i) investment funds from acquiring Ordinary Shares or (ii) pension or other employee benefit plan administrator for any pension or other employee benefit plan for Lilly’s or its Affiliates’ employees from engaging in investment operations (including trading and owning Ordinary Shares) that, in the case of (i) and (ii) are not directed by Lilly, and are conducted without the intent or objective of effecting a Change of Control.

Article 5

CONDITIONS TO CLOSING

5.1            Mutual Conditions to Closing. The obligations of ProQR and Lilly to consummate the Closing are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)            Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(b)            No Governmental Prohibition. The sale of the Shares by ProQR and the purchase of the Shares by Lilly will not be prohibited by any applicable law or Governmental Authority.

(c)            Amended and Restated Collaboration Agreement. The Amended and Restated Collaboration Agreement shall be in full force and effect.

5.2            Conditions to Obligations of ProQR to Close. ProQR’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Lilly is subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)            Receipt of Funds. ProQR will have received immediately available funds in the full amount of the Purchase Price for the Shares.

(b)            Representations and Warranties. The representations and warranties made by Lilly in Article 3 will be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on Lilly’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(c)            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Lilly on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)            Closing Deliverables. All Closing deliverables required to be delivered by Lilly to ProQR under Section 1.3(c) of this Agreement shall have been so delivered.

5.3            Conditions to Lilly’s Obligations to Close. Lilly’s obligation to complete the purchase and sale of the Shares is subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)            Representations and Warranties. The representations and warranties made by ProQR in Article 2 of this Agreement will be true and correct as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on ProQR’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by ProQR on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)            Closing Deliverables. All Closing deliverables as required to be delivered by ProQR to Lilly under Section 1.3(b) and Section 1.3(d) of this Agreement shall have been so delivered.

(d)            Nasdaq Matters.

(i)            Prior to the Closing, ProQR shall have taken all actions that are reasonably necessary, including providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares to be listed on Nasdaq and shall have complied with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement.

(ii)            The Ordinary Shares shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(e)            No Material Adverse Effect. Since the Execution Date, there shall not have been any change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect on ProQR.

Article 6

TERMINATION

6.1            Ability to Terminate. This Agreement may be terminated prior to the Closing by:

(a)            mutual written consent of ProQR and Lilly;

(b)            either ProQR or Lilly, upon written notice to the other, if the Closing does not occur by January 20, 2023 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement or the Amended and Restated Collaboration Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(c)            ProQR, upon written notice to Lilly, so long as ProQR is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.3(a) or (b), as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Lilly set forth in this Agreement or (ii) if any representation or warranty of Lilly shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.2(b) or (c), as applicable, could not be satisfied by the Termination Date; and

(d)            Lilly, upon written notice to ProQR, so long as Lilly is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.2(b) or (c), as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of ProQR set forth in this Agreement or (ii) if any representation or warranty of ProQR shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.3(a) or (b), as applicable, could not be satisfied by the Termination Date.

6.2            Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, (a) this Agreement (except for this Section 6.2 and Article 7, and any definitions set forth in this Agreement and used in this Section 6.2 or Article 7) shall forthwith become void and have no effect, without any liability on the part of either Party, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 6.2 shall relieve either Party from liability for fraud or any intentional or willful breach of this Agreement or the Amended and Restated Collaboration Agreement.

Article 7

MISCELLANEOUS

7.1            Entire Agreement; Amendment. This Agreement, together with the Amended and Restated Collaboration Agreement, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Execution Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

7.2            Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

7.3            Notice. Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered or certified mail; or (c) delivered by electronic mail, in each case, addressed as set forth below unless changed by notice so given:

If to ProQR:

ProQR Therapeutics N.V.
Zernikedreef 9
2333 CK Leiden, The Netherlands
Attn: Business Development
[***]

with a copy (which shall not constitute notice) to:

ProQR Therapeutics N.V.
Zernikedreef 9
2333 CK Leiden, the Netherlands
Attn: Legal Department
[***]

If to Lilly:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285
Attn: Senior Vice President, Corporate Business Development

with a copy (which shall not constitute notice) to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attn: General Counsel

7.4            Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, (a) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement, (b) this Agreement shall be construed and enforced as if such invalid, unenforceable or illegal provision had never comprised a part hereof, (c) all remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom, and (d) in lieu of such invalid, unenforceable or illegal provision, the Parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of this Agreement.

7.5            Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Except for an assignment by Lilly of this Agreement or any rights hereunder to a Permitted Transferee (which assignment will not relieve Lilly of any obligation hereunder), neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

7.6            Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

7.7            Interpretation. The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Appendices mean the particular Articles, Sections or Appendices to this Agreement. Unless the context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (j) neither Party shall be deemed to be acting on behalf of the other Party.

7.8            Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

7.9            Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

7.10            Further Assurances. The Parties hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

7.11            No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

7.12            Construction. The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

7.13            Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the laws of any other jurisdiction. Any action brought under or arising out of this Agreement shall be brought in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of such Specified Courts in respect of any claim relating to the validity, interpretation and enforcement of this Agreement and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject to the jurisdiction of such court or that such action, suit or proceeding may not be brought or is not maintainable in such court, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such court. Each Party hereby consents to and grants the Specified Courts jurisdiction over such Party and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7.3 of this Agreement or in such other manner as may be permitted by law, shall be valid and sufficient. Each of ProQR and Lilly hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

7.14            Equitable Relief. Each Party acknowledges and agrees that if it fails to perform any of its covenants or agreements or discharge any of its obligations under this Agreement, irreparable damage could occur and any remedy at law may prove to be inadequate relief for the other Party. Accordingly, notwithstanding anything herein to the contrary, each Party shall be entitled (without any requirement to post bond) to seek injunctive relief and specific performance (including any relief or recovery under this Agreement) in any court of competent jurisdiction anywhere in the world (including the court designated in Section 7.13 of this Agreement).

7.15            Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Remainder of page intentionally left blank.]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Execution Date by their duly authorized representatives.

PROQR THERAPEUTICS N.V.

By:	/s/ Daniel de Boer
Name: Daniel de Boer
Title: Chief Executive Officer

ELI LILLY AND COMPANY

By:	/s/ David A. Ricks
Name: David A. Ricks
Title: Chair and Chief Executive Officer

[Signature page to Share Purchase Agreement]

APPENDIX 1

DEFINED TERMS

“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Execution Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. For purposes of this definition, “control” means (i) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (ii) direct or indirect ownership of 50% (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

“Board” means the supervisory board of directors of ProQR.

“Business Day” means any day, other than any Saturday, Sunday or any day that banks are authorized or required to be closed in Amsterdam, The Netherlands or Indianapolis, Indiana.

“Change of Control” means, with respect to ProQR, (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of ProQR (excluding, for clarity, an acquisition by a Third Party where the equity holders of ProQR immediately prior to such transaction hold a majority of the outstanding voting equity securities of the Third Party acquiror immediately following such transaction); (ii) a merger or consolidation to which ProQR is a party as a result of which (A) the ProQR capital stock is converted to cash or (B) the equityholders of ProQR immediately prior to such transaction own less than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately following such merger or consolidation; or (iii) a sale, exclusive license or other transfer of all or substantially all of the assets of ProQR in one transaction or a series of related transactions to a Third Party.

“Contract” means, with respect to any Person, any legally binding written or oral contracts, agreements, indentures, bonds, loans, leases, subleases, licenses, sublicenses, instruments, notes and arrangements to which such Person is a party or by which any of its properties or assets are subject.

“Disposition” or “Dispose of” means (a) pledge, sale, contract to sell, sale of any option or Contract to purchase, purchase of any option or Contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Ordinary Shares, or any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, Ordinary Shares, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

Appendix 1-1

“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“IFRS” means International Financial Reporting Standards.

“Material Adverse Effect” means any change, event or occurrence that, individually or in the aggregate with any other changes, events or circumstances, has had or would reasonably be expected to have (i) a material adverse effect on the business, financial condition, assets or results of operations of ProQR or its subsidiaries, taken as a whole, or (ii) a material adverse effect on ProQR’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (a) changes in ProQR’s industry generally or in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) any change, event or occurrence caused by the announcement or pendency of the transactions contemplated hereby or by the Amended and Restated Collaboration Agreement (c) the performance of this Agreement, the Amended and Restated Collaboration Agreement and the transactions contemplated hereby and thereby, or any action taken or omitted to be taken by ProQR at the request or with the prior consent of Lilly, (d) changes in general legal, regulatory, political, economic or business conditions occurring after the date hereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (e) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (f) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof; provided, however, that with respect to clauses (a), (d), (e) and (f), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent such effects disproportionately affect ProQR compared to other companies in the biotechnology or biopharmaceutical industries.

“Material Contract” means all Contracts in effect as of the Execution Date that are required to be filed as exhibits to ProQR’s annual report on Form 20-F.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Permitted Transferee” means an Affiliate of Lilly; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Permitted Transferee shall have agreed in writing to be subject to and bound by the terms of this Agreement as though it were “Lilly” hereunder, and (b) Lilly acknowledges that it continues to be bound by the terms of this Agreement.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

Appendix 1-2

“Registrable Securities” means the Shares; provided, that any Shares will cease to be Registrable Securities when such Shares have been sold or otherwise Disposed of pursuant to an effective Registration Statement or otherwise.

“Register,” “Registered” and “Registration” means a registration effected by preparing and filing (a) a Registration Statement in compliance with the Securities Act (and any post effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (b) a Prospectus and/or Prospectus supplement in respect of an appropriate effective Registration Statement.

“Registration Statement” means a registration statement of ProQR that covers the resale of any Registrable Securities pursuant to the provisions of Appendix 2 filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, financial information and all other material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Shelf Registration Statement” means a “shelf” registration statement of ProQR that covers all Registrable Securities on Form F-3 and under Rule 415 under the Securities Act or, if ProQR is not then eligible to file on Form F-3, on another eligible form under the Securities Act, or any successor rule that may be adopted by the SEC, including without limitation any such registration statement filed pursuant to Appendix 2 and all amendments and supplements to such “shelf” registration statement, including, post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value- added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Authority with respect to Taxes.

“Third Party” means any Person other than Lilly or ProQR (or its respective Affiliates).

“Third Party Tender/Exchange Offer” means any tender or exchange offer made to all of the holders of Ordinary Shares by a Third Party (other than a Third Party acting on behalf of or as part of a group or in concert with Lilly).

“Transaction Documents” means this Agreement and the Amended and Restated Collaboration Agreement.

Appendix 1-3

“Underwriter” means, with respect any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering” means a public offering of securities Registered under the Securities Act in which an Underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

Appendix 1-4

APPENDIX 2

Registration Rights

1.            Resale Registration.

1.1            On or prior to the first (1st) Business Day following the expiration of the Lockup Period, ProQR will file a Shelf Registration Statement registering for resale the Registrable Securities under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as promptly as practicable after filing. Until the earlier of such time as (i) all Registrable Securities cease to be Registrable Securities or (ii) ProQR is no longer eligible to maintain a Shelf Registration Statement, ProQR will keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act in order to fulfill a Shelf Underwritten Offering Request (as defined below). The Shelf Registration Statement shall include the Plan of Distribution attached hereto as Annex A.

1.2            Lilly may use the Shelf Registration Statement to dispose of Registrable Securities pursuant to an Underwritten Offering from which it reasonably expects to receive gross proceeds of at least $15.0 million in the aggregate from such Underwritten Offering. Upon written notice from Lilly to ProQR of Lilly’s intention to sell Registrable Securities in such manner, ProQR shall, at Lilly’s request (a “Shelf Underwritten Offering Request”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by ProQR with the underwriter or underwriters selected by Lilly and reasonably acceptable to ProQR and shall take all such other reasonable actions as are requested by the managing underwriter of such Underwritten Offering and/or Lilly in order to expedite or facilitate the disposition of such Registrable Securities (“Shelf Underwritten Offering”); provided, that in no event shall ProQR have any obligation to facilitate or participate in more than two (2) Shelf Underwritten Offerings.

1.3            If the filing, initial effectiveness or use of the Shelf Registration Statement at any time would require ProQR to make a public disclosure of material non-public information that ProQR has a bona fide business purpose, in good faith, for not disclosing publicly at such time, ProQR may, upon giving prompt written notice of such action to Lilly, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement (a “Suspension”). ProQR shall use commercially reasonable efforts to make routine public disclosures about its business in the ordinary course consistent with past practice and subject to and in compliance with applicable law. In the case of a Suspension, Lilly agrees to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Shares, upon receipt of the notice referred to above. The Company shall immediately notify Lilly in writing upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to Lilly such numbers of copies of the Prospectus as so amended or supplemented as Lilly may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by law or as may reasonably be requested by Lilly.

2.            Information. The Company may require Lilly to furnish to ProQR such information regarding the distribution of the Shares and such other information relating to Lilly and its ownership of Shares as ProQR may from time to time reasonably request in writing to the extent that such information is required to be included in the Shelf Registration Statement.

3.            Expenses. All expenses incurred by the parties with respect to each Shelf Underwritten Offering (including, for the avoidance of doubt, expenses relating to the preparation, filing and effectiveness of the Shelf Registration Statement) shall be borne 50% by ProQR on the one hand and 50% by Lilly on the other hand, and each party shall account for its own expenses and promptly submit to the other one or more requests for reimbursement in accordance with such cost-sharing arrangement; provided that in the event that ProQR incurs reasonable and documented expenses in excess of $75,000, Lilly shall promptly, upon written notice by ProQR, reimburse ProQR for any such excess amounts. The expenses described in the foregoing sentence shall include (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or Financial Industry Regulatory Authority, (b) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Shares), (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses), (d) all fees and disbursements of counsels (including non-U.S. counsels) for ProQR and of all independent certified public accountants or independent auditors of ProQR and any of its Subsidiaries (including the expenses of any special audit and comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if ProQR so desires, (f) all fees and expenses incurred in connection with the listing of the Shares on any securities exchange or quotation of the Shares on any inter-dealer quotation system, and (g) all fees and expenses of any special experts or other Persons retained by ProQR in connection with any registration. In addition, notwithstanding the foregoing, ProQR shall not be required to pay any underwriting discounts and commissions and transfer Taxes, if any, attributable to the sale of the Shares.

4.            Notice. The Company shall notify Lilly immediately upon (a) any request by the SEC or any other Federal or state Governmental Authority for amendments or supplements to a Shelf Registration Statement or for additional information that pertains to Lilly as a selling stockholder; (b) the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purposes, (c) receipt by ProQR of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (d) ProQR becoming aware that the Shelf Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, in light of the circumstances under which they were made) not misleading.

5.            Indemnification.

5.1            To the extent permitted by Law, ProQR will indemnify and hold harmless Lilly, its officers, directors, agents, partners, members, stockholders and employees, as applicable, and each Person who controls Lilly (within the meaning of the Securities Act or the Exchange Act), and the officers, directors, agents, partners, members, stockholders and employees of each such controlling Person, from and against any and all losses, claims, liabilities, damages, deficiencies, assessments, fines, judgments, fees, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively “Losses”) (joint or several), as incurred, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of, relate to, or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by ProQR: (a) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or incorporated by reference therein, including any Prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by ProQR of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities Law in connection with the Shelf Registration Statement; and ProQR will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this Section 5.1 will not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without ProQR’s consent, nor will ProQR be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by Lilly and stated to be expressly for use in connection with the Shelf Registration Statement or an applicable Prospectus.

5.2            To the extent permitted by Law, Lilly will indemnify and hold harmless ProQR and each of its directors and its officers against any Losses (joint or several) to which ProQR or any such director, officer, controlling Person, Underwriter or other Third Party who may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any of the following statements: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any other document incorporated reference therein, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (collectively, a “Lilly Violation”), in each case to the extent (and only to the extent) that such Lilly Violation occurs in reliance upon and in conformity with written information furnished by Lilly under an instrument duly executed by Lilly, or written information furnished by Lilly and stated to be expressly for use in connection with the Shelf Registration Statement or an applicable Prospectus; and Lilly will reimburse any legal or other expenses reasonably incurred by ProQR or any such director, officer, controlling Person, Underwriter or other Third Party in connection with investigating or defending any such Loss or action if it is judicially determined that there was such a Lilly Violation; provided, however, that the indemnity agreement contained in this Section 5.2 will not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without Lilly’s consent; provided, further, that the obligations of Lilly hereunder shall be limited to an amount equal to the net proceeds it receives in such Registration.

5.3            Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action will relieve such indemnifying party of any liability to the indemnified party under this Section 5 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4            If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the Violation(s) or Lilly Violation(s), as applicable, that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of Lilly hereunder shall be limited to an amount equal to the net proceeds it receives in such Registration; and provided, further, that no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.5            The obligations of ProQR and Lilly under this Section 5 will survive termination of this Agreement and the expiration or withdrawal of the Shelf Registration Statement. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the ordinary shares (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. We will not receive any proceeds from the sale of Securities. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of Securities by such pledgees or secured parties;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) provided it meets the criteria and conforms to the requirements of Rule 144 under the Securities Act and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell Securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the ordinary shares. The third parties also may use ordinary shares received under those sale, forward sale or derivative arrangements or ordinary shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of ordinary shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post- effective amendment to the registration statement of which this prospectus is a part, as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker- dealers in connection with distributions of Securities or otherwise. In those transactions, broker- dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge Securities, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post- effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the national exchange on which the Securities are then traded in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker- dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the Nasdaq Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

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